Exhibit 10.1

EMPLOYEE

FISERV, INC.

EMPLOYEE RESTRICTED STOCK AGREEMENT

Employee: [FIRST NAME][LAST NAME]	Date: [DATE]

Number of Shares of Common Stock Subject To This Agreement: [SHARES]

Pursuant to the Fiserv, Inc. Stock Option and Restricted Stock Plan (the “Plan”), the Compensation Committee of the Board of Directors (the “Committee”) of Fiserv, Inc. (the “Company”) has awarded you on this date the number of shares of the Company’s Common Stock, $.01 par value (the “Common Stock”), set forth above (the “Restricted Stock”). You have agreed to accept the award based on the terms and conditions set forth below:

1.	Date of Award. The Restricted Stock is awarded to you on the date above (the “Award Date”).

2.	Restrictions. Except as otherwise provided herein, Restricted Stock may not be sold, transferred, pledged, assigned, encumbered or otherwise alienated or hypothecated until the date of release (the “Release Date”) determined as follows: [ ] The Committee, in its sole discretion, may at any time accelerate the Release Date with respect to the Restricted Stock or a portion of the Restricted Stock.

On the applicable Release Date as determined in this Section, that portion of Restricted Stock shall become free of the restrictions above and, subject to Section 4, be freely transferable by you.

3.	Escrow. Certificates for shares of Restricted Stock shall be issued as soon as practicable in your name, but shall be held in escrow by the Company, as escrow agent. Unless theretofore forfeited as provided herein, Restricted Stock shall cease to be held in escrow and certificates for such Stock shall be delivered to you on the applicable Release Date.

4.	Noncompetition.

(a)	Notwithstanding any other provision in this Agreement, you agree that during the term of your employment with the Company or any Subsidiary, and for a period of 12 months thereafter, you will not, directly or indirectly, on your behalf or on behalf of any other individual, association or entity, as agent or otherwise:

(i)	contact any of the clients of any Fiserv Group Company for whom you directly performed any services or had any direct business contact for the purpose of soliciting business or inducing such client to acquire any product or service that at any time during the term of this Agreement is provided or under development by any Fiserv Group Company from any entity other than a Fiserv Group Company;

(ii)	contact any of the clients or prospective clients of any Fiserv Group Company whose identity or other client specific information you discovered or gained access to as a result of your access to any Fiserv Group Company’s confidential information for the purpose of soliciting or inducing any of such clients or prospective clients to acquire any project or service that at any time during the term of this Agreement is provided or under development by any Fiserv Group Company from any entity other than a Fiserv Group Company;

(iii)	use any Fiserv Group Company’s confidential information to solicit, influence or encourage any clients or potential clients of any Fiserv Group Company to divert or direct their business to you or any other person, association or entity by or with whom you are employed, associated, engaged as agent or otherwise affiliated; or

(iv)	encourage, induce or entice any employee of any Fiserv Group Company with access to or possession of confidential information of any Fiserv Group Company to leave any Fiserv Group Company’s employment.

If you violate any of the above covenants, in addition to other remedies of law, your right to this Restricted Stock shall terminate immediately.

(b)	The Company may cancel, rescind, suspend, withhold or otherwise limit or restrict any portion of the Restricted Stock at any time if you are not in compliance with all applicable provisions of this Agreement and the Plan, or if you engage in any of the activities listed in Section 4(a). In addition, failure to comply with the provisions of Section 4(a) prior to and during the 12 months after any release of Restricted Stock pursuant to all or any part of this Restricted Stock Agreement shall cause such release to be rescinded. The Company will notify you in writing of any such rescission within 24 months after such release. Within 10 days after receiving such notice from the Company, you will pay to the Company, as a result of the release of Restricted Stock, an amount equal to the fair market value of the Restricted Stock on the applicable Release Date.

5.	Termination of Employment.

(a)	In the event that you are no longer a full-time employee of either the

Company or any Subsidiary of the Company for any reason, including that the Subsidiary ceases to be a Subsidiary, Restricted Stock will be free of restrictions to the same extent that it was free of restrictions on the date you ceased to be a full-time employee, and the remaining Restricted Stock for which a Release Date has not occurred under Section 2 will be forfeited [.] [except as indicated by ALTERNATIVE A or B below.

ALTERNATIVE A

Minimum Age When No Longer a Full-Time Employee	Reason No Longer A Full-Time Employee	Date of Death or Disability	Percentage of Remaining Unreleased Restricted Stock to be Retained for Each Remaining Release Date Under Section 2
Not applicable	Death * or Disability	aa/aa/aaaa bb/bb/bbbb cc/cc/cccc dd/dd/dddd ee/ee/eeee	20% 40% 60% 80% 100%

All other combinations of minimum age, reason and minimum years of service.			0%

*	In the event of death of the employee only, all restrictions in Section 2 on Restricted Stock that was retained in accordance with this table will lapse immediately.

ALTERNATIVE B

Minimum Age When No Longer a Full-Time Employee	Reason No Longer A Full-Time Employee	Minimum Years of Service	Percentage of Remaining Unreleased Restricted Stock to be Retained for Each Remaining Release Date Under Section 2
Not applicable	Death * or Disability	6 7 8 9 10	20% 40% 60% 80% 100%

55	Other	25	100%

62	Other	6	20%
		7	40%
		8	60%
		9	80%
		10	100%

65	Any reason	0	100%

All other combinations of minimum age, reason and minimum years of service.			0%

*	In the event of death of the employee only, all restrictions in Section 2 on Restricted Stock that was retained in accordance with this table will lapse immediately.]

(b)	Notwithstanding the foregoing, in the event that your Employment is terminated for cause or without the consent of the Company, all Restricted Stock for which a Release Date has not occurred under Section 2 prior to such termination shall be forfeited to the Company on the date on which such termination occurs.

(c)	If a Change of Control of the Company occurs and the Board of Directors does not, for any reason, act under the provisions of Subsection 9.3 of the

Plan, all shares of Restricted Stock under this Agreement shall become fully vested, and any restrictions thereon shall terminate, as of the date such Change of Control is determined to have occurred.

(d)	If a change of control of the Company has occurred and the Board of Directors (i) made provisions for the continuation of each award of Restricted Stock or (ii) reached an agreement with the acquiring or surviving entity that the acquiring or surviving entity will convert each share of Restricted Stock into shares, or fractions of a share, of stock of the acquiring or surviving entity (which shares may be subject to restrictions substantially similar to restrictions on the Restricted Stock) at least equal value (without deduction for any restrictions on such shares of Restricted Stock), determined as of the date of the transaction (the “Replacement Stock”), and if you are terminated without cause or you terminate your employment for Good Reason (as hereinafter defined) within 12 months following the occurrence of the Change of Control, notwithstanding the provisions of Section 5(b) of this Agreement with respect to termination of employment without consent of the Company, the Restricted Stock or Replacement Stock under this Agreement shall become fully vested, and any restrictions thereon shall terminate, and the provisions of Section 4(a)(i) and (iv) shall no longer apply, as of the time immediately prior to such termination of employment. For purposes of this Agreement, “Good Reason” shall mean your suffering any of the following events without your consent: (x) significant or material lessening of your responsibilities; (y) a reduction in your annual base salary or a material reduction in the level of incentive compensation for which you have been eligible during the two years immediately prior to the occurrence of the Change of Control and/or a material adverse change in the conditions governing receipt of such incentive compensation from those that prevailed prior to the occurrence of the Change of Control; or (z) the Company’s requiring you to be based anywhere other than within 50 miles of your place of employment at the time of the occurrence of the Change of Control, except for reasonably required travel to an extent substantially consistent with your business travel obligations. The Board of Directors must determine that any such modification in clause (i) or (ii) above does not have a substantial adverse economic impact on you, as determined at the time of the transaction.

6.	Certificate Legend. Each certificate for shares of Restricted Stock may bear the following legend:

“THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS SET FORTH IN THE FISERV, INC. STOCK OPTION AND RESTRICTED STOCK PLAN AND A RESTRICTED STOCK AGREEMENT BETWEEN FISERV, INC. AND THE REGISTERED OWNER HEREOF. A COPY OF SUCH PLAN AND SUCH AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF FISERV, INC.”

When the restrictions imposed by Sections 2 and 4 hereof terminate, you shall be entitled to have the foregoing legend removed from the certificates representing such Restricted Stock.

7.	Voting Rights; Dividends and Other Distributions.

(a)	While the Restricted Stock is subject to restrictions under Section 2 and prior to any forfeiture thereof, you may exercise full voting rights for the Restricted Stock registered in your name and held in escrow hereunder.

(b)	While the Restricted Stock is subject to the restrictions under Section 2 and prior to any forfeiture thereof, you shall be entitled to receive all dividends and other distributions paid with respect to the Restricted Stock. If any such dividends or distributions are paid in Stock, such shares shall be subject to the same terms, conditions and restrictions as the shares of Restricted Stock with respect to which they were paid, including the requirement that Restricted Stock be held in escrow pursuant to Section 3 hereof.

(c)	Subject to the provisions of this Agreement, you shall have, with respect to the Restricted Stock, all other rights of a holder of Common Stock.

8.	Securities Representations. You acknowledge receipt of the Prospectus under the Registration Statement on Form S-8 (Registration No. 333-34310) with respect to the Plan filed by the Company with the Securities and Exchange Commission. You understand that if you are an officer, director, 10% shareholder or are otherwise an “affiliate” (within the meaning of Rule 405 under the Securities Act of 1933) of the Company, you may not sell or otherwise dispose of any shares acquired except pursuant to a Registration Statement meeting the requirements of the Securities Act of 1933 or an exemption from the registration requirements of such Act. You represent and agree that you will comply with all applicable laws relating to the Plan and the award of Restricted Stock and the disposition of the Restricted Stock, including without limitation federal and state securities and “blue sky” laws.

9.	Tax Representations.

(a)	You represent and warrant that you understand the Federal, state and local income tax consequences of the award of the Restricted Stock to you, the lapse of the restrictions on the Restricted Stock and the subsequent sale or other disposition of any Restricted Stock. In addition, you understand and agree that, when the restrictions lapse and you thereby realize gross income (if any) taxable as compensation, the Company will be required to withhold Federal, state and local taxes on the full amount of the compensation income realized by you and may also be required to withhold other amounts as a result of the stock restrictions lapsing. Accordingly, you hereby agree to provide the Company with cash funds or Common Stock (subject to Section 9(b)) equal in value to the total federal, state and local taxes and other amounts required to be withheld by the Company or its Subsidiary in respect of any such compensation income or make other arrangements satisfactory to the Company regarding such payment. All matters with respect to the total amount to be withheld shall be determined by the Committee in its sole discretion.

(b)	If you do not make an election under Section 83(b) of the Code with respect to the Restricted Stock awarded hereunder, you may satisfy the Company’s withholding tax requirements by electing to have the Company withhold that number of shares of unrestricted Common Stock otherwise deliverable to you from escrow hereunder or to deliver to the Company a number of shares of Common Stock, in each case, having a Fair Market Value on the Tax Date (as such terms are below) equal to the minimum amount required to be withheld as a result of the termination of the restrictions on such Restricted Stock. The election must be made in writing in accordance with such rules and regulations and in such form as the Committee may determine. The election must be delivered to the Company prior to the Tax Date. If the number of shares so determined shall include a fractional share, then you shall deliver cash in lieu of such fractional share. As used herein: (y) “Tax Date” means the date on which you must include in your gross income for federal income tax purposes the fair market value of the Common Stock released from the restrictions of Section 2; and (z) “Fair Market Value” means the per share closing price on the date in question on the principal market in which shares of stock which are equivalent to the Restricted Stock are then traded or, if no sales of such stock have taken place on such date, the closing price on the most recent date on which selling prices were quoted.

10.	General Provisions.

(a)	Neither the Plan nor this Agreement shall confer upon you any right to continue to be employed by the Company or any Subsidiary of the Company or limit in any respect any right of the Company or any Subsidiary of the Company to terminate your employment at any time, without liability.

(b)	This Agreement contains the entire agreement between the Company and you relating to the Restricted Stock and supersedes all prior agreements or understandings relating thereto.

(c)	This Agreement may not be amended, changed or waived other than by written instrument signed by the parties hereto.

(d)	If any one or more provisions of this Agreement shall be found to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

(e)	This Agreement shall be governed by and construed in accordance with the laws of the State of Wisconsin, without regard to conflict of law provisions.

(f)	The Company and you agree that they will both be subject to and bound by all of the terms and conditions of the Plan. The Plan Prospectus is accessible on the Company’s administrative agent’s website in the “forms library” (www.wachovia.com/corp_inst/soa/login), or a paper copy is available upon request. Any capitalized term not defined herein shall have the meaning ascribed to it in the Plan. In the event of a conflict between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.

(g)	The Restricted Stock is not transferable otherwise than by will or the laws of descent and distribution.

(h)	This Agreement shall be binding upon and inure to the benefit of any successor or assign of the Company and to any heir, distributee, executor, administrator or legal representative entitled by law to your rights hereunder.

(i)	You understand that, under the terms of the Plan and this Agreement, the Company may cancel or rescind this Restricted Stock in certain circumstances, including, without limitation, if you violate the provisions of Section 4(a) prior to, or within 12 months after, the release of any Restricted Stock.

Please acknowledge acceptance of this Agreement by signing the enclosed copy of this Agreement in the space provided below and returning it promptly to Corporate Finance.

FISERV, INC.

By:
Senior Executive Vice President

Accepted and Agreed to:

Signature of Employee

Street Address

City	State	Zip Code